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                                                                   EXHIBIT 10.35

                                  AMENDMENT TO
                 TRUST UNDER SANTA FE INTERNATIONAL CORPORATION
                               NONQUALIFIED PLANS


WHEREAS the Compensation Committee of the Board of Directors of Santa Fe International Corporation ("Board") having been expressly authorized by the Board, has effective November 22, 1999, authorized and approved an amendment of the definition of "Change of Control" contained within the Trust Under Santa Fe International Corporation Nonqualified Plans ("Trust Agreement") to address a "merger of equals" transaction; and

WHEREAS, Section 12 of the Plan authorizes the Board in this instance to amend the Trust Agreement;

NOW, THEREFORE, the Trust Under Santa Fe International Corporation Nonqualified Plans which was entered into January 3, 1995 and which was previously amended effective March 22, 1997, is hereby amended effective November 22, 1999 as follows:

1. A new subparagraph (vi) of Section 13(a) "Change of Control" thereof is ADDED to the Trust to read as follows:

         (vi) there is consummated a `merger of equals' (which for purposes of this subsection shall mean a merger with another company of relatively equal size) to which the Company is a party as a result of which the persons who were equityholders of the Company immediately prior to the effective date of such merger shall have beneficial ownership of less than 55% of the combined voting power for election of members of the Board (or equivalent) of the surviving entity or its parent following the effective date of such merger, provided that the Board shall have authority to increase said percentage as may in its sole discretion be deemed appropriate to cover a specific transaction.

Dated:  December 1, 1999



By: /s/ Cary A. Moomjian                   By: /s/ Joe O. Long
    ------------------------------------       ---------------------------------
    Santa Fe International Corporation         Wachovia Bank, N.A.